UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________________

SCHEDULE 14A

_________________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SenesTech, Inc.
(Name of Registrant as Specified in its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SENESTECH, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 31, 2020

Dear Stockholder:

Notice is hereby given that the Special Meeting of Stockholders of SenesTech, Inc., a Delaware corporation (the “Company”), will be held on Friday, January 31, 2020 at 10:00 a.m., local time, at 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027, for the following purposes:

1.      To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”), to effect a reverse stock split of the outstanding shares of the Company’s common stock, by a ratio of not less than one-for-two shares and not more than one-for-twenty shares, with the exact ratio to be set at a whole number within this range by the board of directors of the Company in its sole discretion; and

2.      To approve one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of the proposal to amend the Charter to effect the reverse stock split or to constitute a quorum.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The board of directors has fixed the close of business on December 30, 2019 as the record date for the determination of stockholders entitled to vote at this meeting. Only stockholders of record at the close of business on December 30, 2019 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

All stockholders are invited to attend the meeting in person. However, to ensure your representation at the meeting, you are encouraged to vote promptly. If you have requested or received a paper copy of the proxy materials, you are encouraged to mark, sign, date and return the proxy card promptly. You may also grant a proxy by telephone or via the Internet by following the instructions on the proxy card. Any stockholder attending the meeting may vote in person even if such stockholder has previously returned a proxy.

Sincerely,
Kenneth Siegel
Chief Executive Officer
Phoenix, Arizona
January 6, 2020

If you have questions about the Special Meeting or other information related to the proxy solicitation, you may contact Alliance Advisors, LLC, the Company’s proxy solicitor, at the address and telephone number listed below.

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

800-574-5925 (Toll Free in the U.S.)

SENESTECH, INC.

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

PROCEDURAL MATTERS

General

The enclosed proxy is solicited by the board of directors of SenesTech, Inc., a Delaware corporation, for use at the Special Meeting of Stockholders (the “Special Meeting”) to be held on Friday, January 31, 2020, at 10:00 a.m., local time, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at our principal executive offices at 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027. Our telephone number at our principal executive offices is (928) 779-4143. As used in this proxy statement, “we,” “us,” “our” and the “Company” refer to SenesTech, Inc.

On or about January 6, 2020, we will begin sending this proxy statement, the Notice of Special Meeting of Stockholders and the form of proxy enclosed to all stockholders entitled to vote at the Special Meeting. The Notice contains instructions on how to access those documents over the Internet, which are available at http://senestech.investorroom.com/. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement and a form of proxy card or voting instruction card.

Record Date and Outstanding Shares

Only stockholders of record at the close of business on December 30, 2019 (the “record date”) are entitled to receive notice of and to vote at the Special Meeting. Our only outstanding voting securities are shares of common stock, $0.001 par value. As of the record date, 28,288,596 shares of our common stock were issued and outstanding, which shares of common stock are held by approximately 700 stockholders of record.

How Do I Vote?

Whether you plan to attend the Special Meeting or not, we urge you to submit your voting instructions by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted for, against or abstain with respect to (i) the proposed amendment to the Charter to effect a reverse stock split and (ii) the approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies.

If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as noted below. Voting by proxy will not affect your right to attend the Special Meeting. If your shares are registered directly in your name through our stock transfer agent, Transfer Online, or you have stock certificates registered in your name, you may vote:

•        By the Internet or by telephone.    Follow the instructions included in the proxy card to submit your voting instructions over the Internet or by telephone.

•        By mail.    If you received a proxy card by mail, you can have your shares voted by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board’s recommendations as noted below.

•        In person at the meeting.    If you attend the Special Meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the Special Meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on January 30, 2020.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Special Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Special Meeting in order to vote.

Revocability of Proxies

If you give us your proxy, you may change or revoke it at any time before the Special Meeting. You may change or revoke your proxy in any one of the following ways:

•        if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•        by submitting your proxy by the Internet or by telephone as instructed above;

•        by notifying the Corporate Secretary of the Company in writing before the Special Meeting that you have revoked your proxy; or

•        by attending the Special Meeting in person and voting in person. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Solicitation

This solicitation of proxies is made by our board of directors, and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers or administrative employees without the payment of any additional consideration. Solicitation of proxies may be made by mail, by telephone, by email, in person or otherwise. We have engaged Alliance Advisors, LLC to assist with the solicitation of proxies for an estimated fee of $6,000, plus expenses.

Stockholders of Record and “Street Name” Holders

Where shares are registered directly in the holder’s name, that holder is the stockholder of record with respect to those shares. If shares are held by an intermediary, meaning in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered the stockholder of record as to those shares. Those shares are said to be held in “street name” on behalf of the beneficial owner of the shares. Street-name holders generally cannot directly vote their shares and must instead instruct the broker or other nominee how to vote their shares using the voting instruction form provided by that broker or other nominee. Many brokers also offer the option of giving voting instructions over the internet or by telephone. Instructions for giving your vote as a street-name holder are provided on your voting instruction form.

Quorum; Abstentions; Broker Non-Votes; Results

At the Special Meeting, an inspector of elections will determine the presence of a quorum and tabulate the results of the voting by stockholders. A quorum exists when holders of a majority of the outstanding shares of stock entitled to vote are present in person, by remote communication, if applicable, or by proxy. A quorum is necessary for the transaction of business at the Special Meeting.

Broker non-votes can occur as to shares held in street name. Under the current rules that govern brokers and other nominee holders of record, if a street-name holder does not give instructions to its broker or other nominee, such broker or other nominee will be able to vote such shares only with respect to proposals for which the broker or other nominee has discretionary voting authority, i.e., “routine” matters under the New York Stock Exchange rules. A

“broker non-vote” occurs when a broker or other nominee submits a proxy for the Special Meeting but does not vote on a particular proposal because such broker or other nominee either does not exercise its discretionary voting authority or does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Approval of the amendment to the Charter to effect the reverse stock split (Proposal No. 1) and approval of the adjournment of the Special Meeting (Proposal No. 2) are both considered routine matters for which brokers do have discretionary voting authority.

Because these are routine matters, if you hold your shares through a broker or other nominee and you do not instruct them how to vote on the proposals, your broker may have authority to vote your shares. As a result, a failure to instruct your broker or other nominee on how to vote your shares will not necessarily count as a vote against the proposals, and your broker may have discretion to vote for or against either proposal without your instruction.

Abstentions and broker non-votes are treated as shares present for the purpose of determining whether there is a quorum for the transaction of business at the Special Meeting.

We intend to publish final voting results of the Special Meeting in a Current Report on Form 8-K, which we expect will be filed within four business days of the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we intend to file a Current Report on Form 8-K to publish results as to matters for which we have final votes and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Required Votes and Voting

Each holder of common stock is entitled to one vote for each share held.

Approval of the amendment to the Charter to effect the reverse stock split (Proposal No. 1) will require the affirmative vote of the majority of outstanding shares of Common Stock. Abstentions and broker non-votes will have the same effect as “AGAINST” votes. Approval of the adjournment of the Special Meeting (Proposal No. 2) will require the affirmative vote of the majority of shares present (in person or by proxy) at the meeting and entitled to vote on the subject matter. Abstentions will have the same effect as “AGAINST” votes. Broker non-votes will have no effect on this proposal.

If any other matters are properly presented for consideration at the Special Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on those matters as they deem advisable. We do not currently anticipate that any other matters will be raised at the Special Meeting.

Stockholder Proposals

Pursuant to our Amended and Restated Bylaws, because this is a Special Meeting of Stockholders and we are not electing directors, our stockholders may not propose business to be brought at the Special Meeting.

STOCK OWNERSHIP

Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth, as of December 18, 2019, information regarding beneficial ownership of our common stock by (1) each person, or group of affiliated persons, known by us to beneficially own more than 5% of the outstanding shares of common stock, (2) each of our named executive officers, (3) each of our directors; and (4) all of our current executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

The number of shares listed below under the heading “Total Shares Beneficially Owned” is the aggregate beneficial ownership for each stockholder and includes the number of shares of common stock underlying warrants, options and RSUs that are currently vested and warrants, stock options and RSUs that are not currently vested but will become vested within 60 days after December 18, 2019, which are deemed outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by a stockholder, director or executive officer (the “Deemed Outstanding Shares”) and are also separately listed below under the heading “Number of Shares Issuable Upon Exercise of Warrants, Options and Vesting of RSUs Exercisable or Vested as of December 18, 2019”. The Deemed Outstanding Shares are not treated as outstanding for the purpose of computing the percentage ownership of common stock outstanding beneficially owned by any other person. This table is based on information supplied by officers, directors, principal stockholders and filings made with the SEC. Percentage ownership is based on 28,288,596 shares of common stock outstanding as of December 18, 2019. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and dispositive power with respect to their shares of common stock, except to the extent authority is shared by spouses under community property laws.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o SenesTech, Inc., 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027.

Name of Beneficial Owner	Number of Shares Beneficially Held	Number of Shares Issuable Upon Exercise of Warrants, Options and Vesting of RSUs Exercisable or Vested as of December 18, 2019	Total Shares Beneficially Owned
			Shares	Percent
5% Owners:
Sabby Volatility Warrant Master Fund, Ltd(1)	2,003,909	2,003,909	4,007,818	14.2%
C/O Ogier Fiduciary Servicer (Cayman) Limited 89 Nexus Way, Camana Bay Grand Caymans KY1-9007 Cayman Islands
Directors and Named Executive Officers:
Loretta P. Mayer, Ph.D.(2)	160,164	340,000	500,164	1.8%
Cheryl A. Dyer, Ph.D.(2)	120,091	340,000	460,091	1.6%
Thomas C. Chesterman	9,876	128,333	138,209	*
Jamie Bechtel	32,261	61,600	93,861	*
Delphine François Chiavarini	9,341	36,104	45,445	*
Marc Dumont(3)	137,091	90,821	227,912	*
Kenneth Siegel	702,558	183,218	885,776	3.1%
Matthew K. Szot	76,238	82,382	158,620	*
Julia Williams, M.D.(4)	191,529	76,063	267,592	1.0%
Kim Wolin	117,265	131,667	248,932	*
All executive officers and directors as a group (10 persons)	1,556,414	1,470,188	3,026,602	10.7%

____________

*        Represents beneficial ownership of less than one percent (1%).

(1)      Based solely on information contained in documents maintained by SenesTech, Inc. which indicates sole voting and dispositive power over 2,003,909 shares and 2,003,909 shares issuable upon exercise of warrants.

(2)      Drs. Mayer and Dyer are married, but for purposes of the share amounts and percentages in this table, their beneficial ownership is displayed separately.

(3)      Includes shares held by Marc Dumont and Patrick Dumont, JTWROS, an affiliate of Mr. Dumont.

(4)      Includes shares of common stock held by Julia A. Williams MD Trust, an affiliate of Dr. Williams.

PROPOSAL NO. 1

APPROVE AN AMENDMENT TO THE CHARTER TO EFFECT A REVERSE STOCK SPLIT

General

We are seeking stockholder approval for a proposal to adopt an amendment to the Charter to effect a reverse stock split (the “Reverse Stock Split”) of our issued common stock by a ratio of not less than one-for-two and not more than one-for-twenty. The exact ratio of the Reverse Stock Split will be set within this range as determined by the board of directors in its sole discretion prior to the time of the Reverse Stock Split and will be publicly announced by us prior to the effective time.

We believe that enabling our board of directors to set the ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining which ratio of the Reverse Stock Split to implement, if any, following the receipt of stockholder approval, our board of directors may consider, among other things:

•        our ability to continue our listing on the Nasdaq Capital Market;

•        the historical trading price and trading volume of our common stock;

•        the then-prevailing trading price and trading volume of our common stock and the expected impact of the Reverse Stock Split on the trading market for our common stock;

•        the number of shares of our common stock outstanding;

•        the anticipated impact of a particular ratio on our ability to reduce administrative costs; and

•        prevailing general market and economic conditions.

The Reverse Stock Split will not change the number of authorized shares of common stock or the number of authorized shares of preferred stock. The Reverse Split will not change the par value of the common stock or the preferred stock.

Our board of directors has approved a form of amendment to the Charter, which is attached as Appendix A to this proxy statement (the “Amendment”). If this proposal is approved, our board of directors may determine in its sole discretion to effect the Reverse Stock Split. If the board of directors determines to effect the Reverse Stock Split, the Amendment will be filed with the Secretary of State of the State of Delaware. The Amendment is subject to additional modification as may be required by the office of the Secretary of State of the State of Delaware or as the board of directors or the Company deems necessary and advisable to effect the Reverse Stock Split.

Reservation of Right to Abandon Reverse Stock Split

Our board of directors reserves the right to elect to abandon the Reverse Stock Split in its sole discretion without further action by our stockholders, including any or all proposed ratios for the Reverse Stock Split, if it determines that the Reverse Stock Split is no longer in the best interests of the Company and our stockholders. By voting in favor of the Reverse Stock Split, you are expressly also authorizing the Board to delay, not proceed with, and abandon, the Reverse Stock Split and the Amendment if it should so decide, in its sole discretion, that such actions are in the best interests of our stockholders.

Background and Reasons for the Reverse Stock Split

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SNES.” The standards of the Nasdaq Capital Market require us to maintain, among other things, a $1.00 per share minimum bid price. On November 12, 2019, we received an initial deficiency letter from the listing qualifications staff of The Nasdaq Stock Market (“Nasdaq”) providing notification that the bid price for the Company’s common stock had closed below $1.00 per share for the previous 30 consecutive business days and that as a result the Company’s common stock no longer met the minimum bid price requirement for listing on the Nasdaq Capital Market. We were provided with an initial compliance period of 180 calendar days, or until May 11, 2020, to regain compliance with the minimum bid price requirement. If at any time before May 11, 2020, the bid price for our common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days, we may be eligible to regain compliance with the minimum bid price requirement. However, under certain circumstances Nasdaq could require that the bid price exceed $1.00 for more than ten consecutive trading days before determining that we comply with the listing standards.

Our board of directors has approved the proposal authorizing the Reverse Stock Split for the following reasons:

•        our board of directors believes that effecting the Reverse Stock Split could be an effective means of regaining compliance with the bid price requirement for continued listing of the common stock on the Nasdaq;

•        our board of directors believes that continued listing on the Nasdaq provides overall credibility to an investment in our stock, given the stringent listing and disclosure requirements of the Nasdaq. Notably, some trading firms discourage investors from investing in lower priced stocks that are traded in the over-the-counter market because they are not held to the same stringent standards. Increasing visibility of our stock among a larger pool of potential investors could result in higher trading volumes after positive news flow. Such increases in visibility and liquidity could also help facilitate future financings; and

•        our board of directors believes that a higher stock price, which may be achieved through a Reverse Stock Split, could help us generate investor interest and help attract, retain, and motivate employees.

We may not be able to meet the $1.00 minimum bid price requirement of Nasdaq unless we effect the Reverse Stock Split to increase the per share market price of our common stock. Therefore, upon approval by stockholders, our board of directors may determine to effect the Reverse Stock Split to the extent necessary in order to maintain our listing on the Nasdaq Capital Market.

Our board of directors also believes that the current low per share market price of the common stock has a negative effect on the marketability of our existing shares. Our board of directors believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the common stock. Our board of directors anticipates that a Reverse Stock Split will result in a higher bid price for the common stock, which may help to alleviate some of these problems. Our board of directors further believes that some potential employees are less likely to work for us if we have a low stock price or are no longer Nasdaq listed, regardless of size of our overall market capitalization.

We believe that maintaining listing on a national securities exchange, such as Nasdaq, will provide us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, Nasdaq. Among other factors, trading on Nasdaq may increase liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by market makers. Further, a Nasdaq listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of common stock in any strategic or financing transactions that it may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on Nasdaq as compared with the OTC markets.

We expect that, if effected, a Reverse Stock Split of the common stock will increase the market price of the common stock so that we are able to maintain compliance with the Nasdaq minimum bid price listing standard. However, the effect of a Reverse Stock Split on the market price of the common stock cannot be predicted with any certainty, and the history of similar stock split combinations for companies in like circumstances is varied. It is possible that the per share price of the common stock after the Reverse Stock Split will not rise in proportion to the reduction in the number of shares of the common stock outstanding resulting from the Reverse Stock Split, effectively reducing our market capitalization, and there can be no assurance that the market price per post-reverse split share will either exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time. The market price of the common stock may vary based on other factors that are unrelated to the number of shares outstanding, including our future performance.

The board of directors does not intend for the Reverse Stock Split to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended.

Effects of the Reverse Stock Split

Common Stock

Except as described under “— Fractional Shares,” upon filing the Amendment, all shares of our common stock issued and outstanding immediately prior thereto will be automatically and without any action on the part of the stockholders, combined and converted into new shares of our common stock in accordance with the ratio for the Reverse Stock Split set forth in the Amendment. Depending on the ratio for the Reverse Stock Split determined by our board of directors, a minimum of every two and a maximum of every twenty shares of issued common stock will be combined into one new share of common stock. Based on 28,288,596 shares of common stock outstanding as of December 30, 2019, the record date for the Special Meeting, immediately following the Reverse Stock Split we would have approximately 14,144,298 shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is one-for-two, and 1,414,430 shares of common stock issued and outstanding if the ratio for the Reverse Stock Split is one-for-twenty. Any other ratio selected within such range would result in a number of shares of common stock outstanding of between 1,414,430 and 14,144,298 shares. The actual number of shares issued and outstanding after giving effect to the Reverse Stock Split, if implemented, will depend on the ratio for the Reverse Stock Split that is ultimately determined by our board of directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our company, except that record holders of common stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock, as described further under “— Fractional Shares.” In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, subject to the treatment of fractional shares.

After the effective time of the Reverse Stock Split, our common stock will have a new committee on uniform securities identification procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

The Reverse Stock Split may result in some stockholders owning “odd lots” of fewer than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots may be higher than the costs of transactions in “round lots” of even multiples of 100 shares.

PLEASE NOTE THAT UNLESS SPECIFICALLY INDICATED TO THE CONTRARY, THE DATA CONTAINED IN THIS PROXY STATEMENT, INCLUDING BUT NOT LIMITED TO SHARE NUMBERS, DOES NOT REFLECT THE IMPACT OF THE REVERSE STOCK SPLIT THAT MAY BE EFFECTUATED.

The following table sets forth the approximate number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on 28,288,596 shares of common stock outstanding as of December 30, 2019.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None	—
1:2	14,144,298
1:10	2,828,860
1:20	1,414,430

No Fractional Shares

No fractional shares will be issued in connection with the Reverse Stock Split. Stockholders of record and stockholders who hold their shares through a bank, broker, custodian or other nominee who would otherwise hold fractional shares of our common stock as a result of the Reverse Stock Split will automatically be entitled to receive an additional share of common stock and any fractional share will be rounded up to the nearest whole number.

Warrants, Employee Plans, Options and Restricted Stock Units

If the Reverse Stock Split is approved by our stockholders and our board of directors decides to implement the Reverse Stock Split, the following will be proportionately adjusted using the Reverse Stock Split ratio selected by our board of directors:

•        the maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options;

•        the number of shares of common stock and price per share of common stock subject to other outstanding stock awards (such as restricted stock units); and

•        the purchase price per share and the shares purchasable upon exercise of outstanding warrants.

These adjustments would result in approximately the same aggregate price being required to be paid under the applicable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split.

Furthermore, the maximum number of shares of common stock subject to our equity incentive plans will also be proportionally reduced to reflect the Reverse Stock Split ratio.

The terms of our outstanding warrants and stock options do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding warrant or stock option shall, in the case of our stock options, be rounded up, and in the case our warrants, upon exercise of those warrants, we shall pay cash amounts for fractional shares equal to the product of such fraction multiplied by the purchase price per share of shares purchasable upon exercise of the warrants. Commensurately, the exercise price under each outstanding warrant and stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the warrant holder or optionee to us would remain the same.

Risks Associated with the Reverse Stock Split

There are risks associated with the Reverse Stock Split, including that the Reverse Stock Split may not result in a sustained increase in the per share price of our common stock. There is no assurance that:

•        the market price per share of our common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding before the Reverse Stock Split;

•        the Reverse Stock Split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•        the Reverse Stock Split will result in a per share price that will increase our ability to attract and retain employees and other service providers;

•        the liquidity of the common stock will increase; and

•        the closing bid price per share will either exceed or remain in excess of the $1.00 minimum bid price as required by Nasdaq, or that we will otherwise meet the requirements of Nasdaq for continued inclusion for trading on the Nasdaq.

Stockholders should note that the effect of the Reverse Stock Split, if any, upon the market price for our common stock cannot be accurately predicted. In particular, we cannot assure you that prices for shares of our common stock after the Reverse Stock Split will be two to twenty times, as applicable based on the ratio determined by our board of directors, the prices for shares of our common stock immediately prior to the Reverse Stock Split. Furthermore, even if the market price of our common stock does rise following the Reverse Stock Split, we cannot assure you that the market price of the common stock immediately after the proposed Reverse Stock Split will be maintained for any period of time. Even if an increased per-share price can be maintained, the Reverse Stock Split may not achieve the desired results that have been outlined above. Moreover, because some investors may view the Reverse Stock Split negatively, we cannot assure you that the Reverse Stock Split will not adversely impact the market price of the common stock.

The market price of the common stock will also be based on our performance and other factors, some of which are unrelated to the Reverse Stock Split or the number of shares outstanding. If the Reverse Stock Split is effected and the market price of the common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. The total market capitalization of the common stock after implementation of the Reverse Stock Split when and if implemented may also be lower than the total market capitalization before the Reverse Stock Split. Furthermore, the liquidity of the common stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Stock Split.

While we aim that the Reverse Stock Split will be sufficient to maintain our listing on Nasdaq, it is possible that, even if the Reverse Stock Split results in a bid price for the common stock that exceeds $1.00 per share another reverse split may be necessary in the future and we may not be able to continue to satisfy the other criteria for continued listing of the common stock on Nasdaq.

We believe that the Reverse Stock Split may result in greater liquidity for our stockholders. However, it is also possible that such liquidity could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split, particularly if the share price does not increase as a result of the Reverse Stock Split.

Potential Anti-takeover Effects of a Reverse Stock Split

The Reverse Stock Split, if effected, will also result in a relative increase in the number of authorized but unissued shares of our common stock vis-à-vis the outstanding shares of our common stock and, could, under certain circumstances, have an anti-takeover effect, although this is not the purpose or intent of the Board of Directors. A relative increase in the number of authorized shares of common stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares. A relative increase in our authorized shares could potentially deter takeovers, including takeovers that the Board of Directors has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. The Reverse Stock Split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

Although the Reverse Stock Split has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that the effect of the Reverse Stock Split could facilitate future attempts by us to oppose changes in control and perpetuate our management, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value, or that they will not adversely affect our business or the trading price of the common stock.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split to a stockholder that is a “U.S. Holder,” as defined below. This summary does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. This summary does not address any state, local or foreign income or other tax consequences, including gift or estate taxes, alternative minimum taxes, and the Medicare contribution tax on net investment income. Also, it does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, tax-exempt entities, stockholders that received common stock as compensation for services or pursuant to the exercise of an employee stock option, or stockholders who have held, or will hold, stock as part of a straddle, hedging or conversion transaction for federal income tax purposes. This summary also assumes that you are a U.S. Holder who has held, and will hold, shares of common stock as a “capital asset,” as defined in the

Internal Revenue Code of 1986, as amended (the “Code”). Finally, the following discussion does not address the tax consequences of transactions occurring prior to or after the Reverse Stock Split (whether or not such transactions are in connection with the Reverse Stock Split), including, without limitation, the exercise of options or rights to purchase common stock in anticipation of the Reverse Stock Split.

The tax treatment of a stockholder may vary depending upon the facts and circumstances of such stockholder. You should consult with your own tax advisor with respect to the tax consequences of the Reverse Stock Split. As used herein, the term U.S. Holder means a stockholder that is, for federal income tax purposes: (i) a citizen or resident of the United States; (ii) a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any state, including the District of Columbia; (iii) an estate the income of which is subject to federal income tax regardless of its source; or (iv) a trust that (a) is subject to the primary supervision of a U.S. court and the control of one of more U.S. persons or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

The following discussion is based on the Code, applicable Treasury Regulations, judicial authority and administrative rulings and practice, all as of the date hereof. The Internal Revenue Service could adopt a contrary position. In addition, future legislative, judicial or administrative changes or interpretations could adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences described herein. No ruling from the Internal Revenue Service or opinion of counsel has been obtained in connection with the Reverse Stock Split.

In general, no gain or loss should be recognized by a U.S. Holder upon such U.S. Holder’s exchange of pre-reverse stock split shares of common stock for post-reverse stock split shares of common stock pursuant to the Reverse Stock Split. The aggregate tax basis of the post-reverse stock split shares received in the Reverse Stock Split (including any whole share received in exchange for a fractional share) should be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares should include the period during which the stockholder held the pre-reverse stock split shares surrendered in the Reverse Stock Split. Special tax basis and holding period rules may apply to U.S. Holders that acquired different blocks of stock at different prices or at different times.

The U.S. federal income tax consequences of the receipt of an additional fraction of a share of our common stock are not clear. A U.S. Holder who receives one whole share of common stock in lieu of a fractional share may recognize income or gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which the U.S. Holder was otherwise entitled. The Company is not making any representation as to whether the receipt of one whole share in lieu of a fractional share will result in income or gain to a U.S. Holder, and each U.S. Holder is urged to consult with his, her, or its own tax adviser as to the possible tax consequences of receiving a whole share in exchange for a fractional share in the Reverse Stock Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Procedure for Implementing the Reverse Stock Split

The Reverse Stock Split would become effective upon the filing of the Amendment with the Secretary of State of the State of Delaware. The exact timing of the filing of the Amendment that will effect the Reverse Stock Split will be determined by our board of directors, in its sole discretion, provided that in no event shall the filing of the Amendment effecting the Reverse Stock Split occur after January 30, 2021. In addition, our board of directors reserves the right, notwithstanding stockholder approval of this proposal and without further action by the stockholders, to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the Amendment to effect the Reverse Stock Split, or, in the event that the Amendment is not effective until a later time, such later time, our board of directors, in its sole discretion, determines that it is no longer in our company’s best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. If the Amendment effecting the Reverse Stock Split has not been filed with the Secretary of State of the State of Delaware on or before January 30, 2021, our board of directors will be deemed to have abandoned the Reverse Stock Split.

Beneficial and Record Holders of Common Stock

For purposes of implementing the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Holders of Common Stock in Book-Entry form

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. Stockholders who hold shares electronically in book-entry form with our transfer agent will not need to take further action to receive whole shares of post-Reverse Stock Split common stock, because the exchange will be automatic.

Holders of Certificated Common Stock

If the Reverse Stock Split is effected, stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their pre-split stock certificates for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our common stock resulting from the Reverse Stock Split. Stockholders of record upon the effective time of the Reverse Stock Split will be furnished the necessary materials and instructions for the surrender and exchange of their pre-split stock certificates at the appropriate time by our transfer agent, Transfer Online, Inc. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, our transfer agent will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering pre-split stock certificates in exchange for new shares held in book-entry form. Your pre-split stock certificates cannot be used for either transfers or deliveries. Accordingly, you must exchange your pre-split stock certificates in order to effect transfers or deliveries of your shares.

YOU SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SEND YOUR PRE-SPLIT STOCK CERTIFICATES UNTIL YOU RECEIVE A LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to our transfer agent of any pre-split stock certificates, together with a properly completed and duly executed transmittal letter and any other documents our transfer agent may specify, our transfer agent will have its records adjusted to reflect that the shares represented by such pre-split stock certificates are held in book-entry form in the name of such person.

Until surrendered as contemplated herein, a stockholder’s pre-split stock certificates shall be deemed at and after the effective time of the Reverse Stock Split to represent the adjusted number of whole shares of our common stock resulting from the Reverse Stock Split. Any stockholder whose pre-split stock certificates have been lost, destroyed or stolen will be entitled to new shares in book-entry form only after complying with the requirements that we and our transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any pre-split stock certificate, except that if any book-entry shares are to be issued in a name other than that in which the pre-split stock certificates are registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

Any stockholder who wants to continue holding certificated shares may request new certificates from our transfer agent.

No Appraisal Rights

Our stockholders are not entitled to dissenters’ or appraisal rights under the General Corporation Law of the State of Delaware with respect to this Proposal and we will not independently provide the stockholders with any such right if the Reverse Stock Split is implemented.

No Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this proposal except to the extent of their ownership of shares of our common stock.

Accounting Matters

The Amendment will not affect the par value of our common stock per share, which will remain $0.001 par value per share. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding. We will reclassify prior period per share amounts for the effect of the Reverse Stock Split for any prior periods in our financial statements and reports such that prior periods are comparable to current period presentation. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Vote Required

The approval of an amendment to the Charter to effect a reverse stock split requires that a majority of outstanding shares of common stock entitled to vote on the matter vote “FOR” this proposal.

THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT TO THE CHARTER TO EFFECT THE REVERSE STOCK SPLIT DESCRIBED ABOVE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, THEREFORE, RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 2

ADJOURNMENT TO SOLICIT ADDITIONAL PROXIES

Our board of directors is seeking stockholder approval of one or more adjournments to the Special Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of Proposal No. 1 or if there is not a quorum (the “Adjournment Proposal”).

If, at the Special Meeting, the number of shares present or represented and voting to approve Proposal No. 1 is not sufficient to approve such proposal, or if a quorum is not present, our board of directors currently intends to move to adjourn the Special Meeting to enable it to solicit additional proxies for the approval of Proposal No. 1 or if there is not a quorum, as applicable.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board if directors to vote in favor of granting discretionary authority to our board of directors to adjourn the Special Meeting to another time and place for the purpose of soliciting additional proxies. If the stockholders approve the Adjournment Proposal, our board could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted. If the stockholders do not approve this proposal, the Chairperson of the Special Meeting may exercise discretionary authority to adjourn the Special Meeting as necessary.

Vote Required

The affirmative vote of a majority of the votes cast for Proposal No. 2 is required to approve and adopt the proposal to adjourn the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” ADJOURNMENTS OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE AND ADOPT PROPOSAL NO. 1 OR IF THERE IS NOT A QUORUM.

OTHER MATTERS

Transaction of Other Business

Our board of directors knows of no other matters to be submitted at the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in respect thereof as the proxy holders deem advisable.

Proxy Materials Delivered to a Shared Address

Stockholders who have the same mailing address and last name may have received a notice that your household will receive only one proxy statement. This practice, commonly referred to as “householding,” is designed to reduce the volume of duplicate information and reduce printing and postage costs. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice, from us or from your bank, broker or other registered holder, that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. A number of banks, brokers and other registered holders with account holders who are our stockholders household our proxy materials. If you hold your shares in street name, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify your bank, broker or other registered holder. If you are a holder of record, and no longer wish to participate in householding and would prefer to receive a separate proxy statement in the future, or currently receive multiple copies of the proxy materials and would like to request householding, please notify us in writing at 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027, or by telephone at (928) 779-4143. Any stockholder residing at a shared address to which a single copy of the proxy materials was delivered who wishes to receive a separate copy of our proxy statement may obtain a copy by written request addressed to 23460 N 19th Ave., Suite 110, Phoenix, AZ 85027, attention: Secretary. We will deliver a separate copy of our proxy statement to any stockholder who so requests in writing promptly following our receipt of such request.

APPENDIX A

CERTIFICATE OF
AMENDMENT TO
AMENDED AND
RESTATED
CERTIFICATE OF
INCORPORATION OF
SENESTECH, INC.

SENESTECH, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.      The name of the Corporation is SenesTech, Inc.

2.      The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved the proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware. The amendment amends the Amended and Restated Certificate of Incorporation of the Corporation as follows:

3.      Article IV of the Amended and Restated Certificate of Incorporation is hereby amended by deleting the last paragraph of Article IV in its entirety and adding the following paragraph as the last paragraph of such Article IV.

“Upon the filing and effectiveness (the “Effective Time”) of this Certificate of Amendment to Amended and Restated Certificate of Incorporation of the Corporation, each [•]1 shares of the Corporation’s Common Stock, par value $0.001 per share (“Common Stock”), issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof, subject to the treatment of fractional interests as described below. Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the reverse stock split. Stockholders of record who otherwise would be entitled to receive fractional shares, will automatically be entitled to rounding up of their fractional share to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. Each certificate that immediately prior to the Effective Time represented shares of Common Stock shall thereafter automatically and without the necessity of presenting the same for exchange, subject to the adjustment for fractional shares as described above, represent that number of whole shares of Common Stock into which the shares of Common Stock formerly represented such certificate shall have been combined, provided however, that each person of record holding a certificate that represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of whole shares of Common stock after the Effective Time into which the shares of Common Stock formerly represented by such certificate shall have been combined.”

4.      The foregoing amendment shall become effective on             , 20       , at 12:01 a.m, Eastern Time.

IN WITNESS WHEREOF, SenesTech, Inc. has caused this Certificate of Amendment to be executed as of this       , 20      .

SENESTECH, INC.
By:
Name: Kenneth Siegel
Title: Chief Executive Officer

____________

1        To be any number between and including 2 and 20, at the discretion of the board of directors.

A-1

SENESTECH, INC.
C/O TRANSFER ONLINE, INC.
512 SE SALMON STREET
PORTLAND, OR 97214

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 1 1 2

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 01/30/2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 01/30/2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR proposals 1 and 2.

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000434473_1 R1.0.1.18

This communication presents only an overview of the more complete proxy materials that are available on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com

---

SENESTECH, INC.
Special Meeting of Stockholders
Friday January 31, 2020 10:00 A.M.
This proxy is solicited by the Board of Directors

This Proxy will be voted at the Special Meeting of Stockholders of SenesTech, Inc. (the "Company") by Jamie Bechtel, Kenneth Siegel and Thomas C. Chesterman (the "Proxy Holders"), as directed. By signing on the reverse side of this ballot, you hereby grant to the Proxy Holders your revocable proxy to vote all of your shares of Company common stock as directed. If no direction is indicated, it will be voted "FOR" each of the proposals made by the Company's Board of Directors, and as to such other matters as may properly come before the meeting as the Proxy Holders deem advisable.

Continued and to be signed on reverse side

0000434473_2 R1.0.1.18